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                                                                   EXHIBIT 10.10




Debenture No.:            A-

Name of Holder:

Address of Holder:


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                                  DYNAMEX INC.

                         JUNIOR SUBORDINATED DEBENTURE



$___________                                                   December 28, 1995


         Dynamex Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to _____________, or such assigns as are permitted hereunder (the "Holder"), the principal sum of One Million Dollars and No/100 Dollars ($1,000,000), together with interest thereon, as provided for herein. This Debenture is one of a duly authorized issue of debentures of the Company (the "Subordinated Debentures") to be issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of the date hereof, by and between the Company, the original holder hereof and any other Purchasers named therein (as amended or replaced, the "Securities Purchase Agreement"). The Subordinated Debentures, together with the Additional Debentures (defined herein) which may be issued in respect thereof, shall be collectively referred to as the "Debentures"). The Debentures shall rank equally and ratably to one another without priority over one another.

         Article 1.  Payment.

                 (a) The outstanding principal amount of this Debenture shall bear interest from the date hereof until December 28, 1996 at a per annum rate equal to twelve percent (12%); provided however, that if the Debentures have not been redeemed by the Company by December 28, 1996, the outstanding
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         principal amount of this Debenture shall bear interest from December
         28, 1996 through maturity at a per annum rate of eighteen percent
         (18%).

                 (b) Subject to Article 2 hereof, payments of accrued interest on the principal amount of this Debenture shall be made semi-annually on each June 28 and December 28, commencing June 28, 1996 until December 28, 1998, and thereafter shall be made semi-annually, on the last day of each June and December, commencing on June 28, 1999, until June 28, 2001, whereupon this Debenture (and all accrued interest thereon) shall be due and payable. On each interest payment date through December 28, 1998, the Company, at its option, may pay interest on the principal amount of this Debenture by issuing additional Junior Subordinated Debentures (the "Additional Debentures"), in form substantially identical to the Debentures and in the principal amount of the interest due and payable on such interest payment date.

                 (c) Subject to Article 2 hereof, the principal amount of this Debenture will be due and payable on June 28, 2001.

                 (d) Payment of the principal of and interest on this Debenture will be made at the address set forth hereinabove, or such other address as the Holder shall set forth in a written notice to the Company in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Article 2.  Subordination.

                 (a) This Debenture, to the extent and in the manner hereinafter set forth, shall be subordinated and subject in right of payment to the prior payment in full of all principal of, premium, if any, on, interest on, and any other sums due and owing on (i) all existing and future indebtedness of the Company for borrowed money and
         (ii) all "Obligations" (as such term is defined in that certain Credit Agreement, dated as of December 15, 1995, by and among the Company, the subsidiaries of the Company, the Lenders named therein, and NationsBank of Texas, N.A., as agent for such Lenders, as amended or modified from time to time(the "Credit Agreement")), or any renewals, extensions, refinancings or replacements, if any, of any of the foregoing (collectively, the "Senior Debt").

                 (b) No payment on account of principal of or interest on this Debenture shall be made, nor shall any property or assets be applied to the purchase, other acquisition or retirement of or the payment of principal of or interest on this Debenture (whether pursuant to this Article 2, Article 3 hereof or otherwise), unless all amounts then due for principal of, premium, if any, on, interest on, and any other sums owing on all Senior Debt has been paid in full





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         (whether or not the same are then due and payable or thereafter due and payable) and all "Commitments," as such term in defined in the Credit Agreement, have terminated; provided, however, that (i) the Company may make regularly scheduled payments of interest on this Debenture at any time at which the Company is not delinquent in the payment of any amount then due for principal of, premium, if any, on, interest on, or any other sums due and owing on any Senior Debt and
         (ii) if and to the extent provided in Article 3(b) hereof, the Company may redeem this Debenture upon the consummation of an Initial Public Offering. Notwithstanding the foregoing or any other term or provision of this Debenture, no payment on account of principal of or interest on this Debenture (whether such payment is by redemption or otherwise) shall be made pursuant to clause (i) or (ii) preceding or otherwise if, at the time of such payment or immediately after giving effect thereto, (i) there shall have occurred a default or an event of default (as such terms are defined in agreements governing the issuance of any Senior Debt, and including without limitation a "Default" or an "Event of Default" as such term is defined in the Credit Agreement) with respect to any Senior Debt or in the instruments or documents pursuant to which the same is outstanding (including without limitation the Credit Agreement), or if such payment would result in the occurrence of such default or event of default, and (ii) such default or event of default shall not have been cured or waived in writing by all holders of Senior Debt.

                 (c) Upon (i) any acceleration of the principal amount due on this Debenture pursuant to the terms of this Debenture or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to the creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, interest due or to become due, and all other sums due or owing upon all Senior Debt shall first be paid in full, or payment thereof provided for in cash, before the Holder of this Debenture shall be entitled to retain any assets so paid or distributed in respect thereof; and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder of this Debenture would be entitled, except for these provisions, shall be held in trust for, and shall be paid by the Company to any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or to the appropriate holder or holders of Senior Debt or their representatives, to the extent necessary to pay all principal, premium, if any, accrued interest and other sums due or owing upon the Senior Debt in full, in cash, after giving effect to any concurrent payment or distribution to or for the holder of such Senior Debt, before any payment or distribution is made to the Holder of this Debenture.





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                 (d)      In the event that, notwithstanding the provisions of
         the preceding paragraph, any such payment, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Holder of this Debenture before all Senior Debt is paid in full, or provision made for such payment, in accordance with its terms, any such payment or distribution shall be held in trust for, and shall be paid over or delivered to, the appropriate holders of such Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all principal, premium, if any, accrued interest and other sums due or owing upon the Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holder of such Senior Debt. The Holder of this Debenture shall have no liability whatsoever for determining the order of priority among holders of Senior Debt, and shall fully discharge its obligations pursuant to this Debenture if it pays or delivers all amounts required to be paid or delivered pursuant hereto to any holders of Senior Debt.

                 (e) Nothing contained in these provisions is intended or shall impair as between the Company, its creditors other than the holders of Senior Debt, and the Holder of this Debenture, the obligation of the Company, which shall be absolute and unconditional, to pay to the Holder of the Debenture the principal and interest on this Debenture, as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the Holder of this Debenture and creditors of the Company other than the holders of Senior Debt, nor shall anything herein prevent any Holder of this Debenture from exercising all remedies otherwise permitted by applicable law, upon default, subject to the rights, if any, of the holders of Senior Debt under this Debenture, including without limitation, the rights of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Article 3.  Redemption.

                 (a) The Company may at any time, subject to the provisions of Article 2, redeem all or any portion of the outstanding principal amount of the Debentures at a redemption price of 100% of the principal amount thereof to be redeemed, plus accrued interest thereon through the date of redemption (such redemption shall be referred to herein as a "Voluntary Redemption"). Upon the exercise of its redemption rights pursuant to this paragraph (a), the Company shall give written notice to the Holders of the Debentures setting forth the intent of the Company to exercise its right of redemption at least five days before the date of redemption.





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                 (b)      In the event the Company issues and sells its common
         stock pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwriting of its common stock to the general public (an "Initial Public Offering") and to the extent that the Company retains sufficient net proceeds therefrom after application to (i) underwriting discounts and offering expenses, (ii) acquisition of any business made concurrently with the Initial Public Offering and (iii) any repayment of Senior Debt required by the terms thereof (including without limitation the repayment of Senior Debt required pursuant to Section 2.7 of the Credit Agreement), the Company may at its option, subject to the provisions of Article 2, redeem all or any portion of the outstanding principal amount of the Debentures at a redemption price of 100% of the principal amount thereof to be redeemed, plus accrued interest thereon through the date of redemption (such redemption shall be referred to herein as an "IPO Redemption"). The Company shall give written notice to the Holders of the Debentures setting forth the Company's IPO Redemption of the Debentures at least five days before the closing of the Initial Public Offering.

         Article 4.       Default.

                 (a) "Event of Default", wherever used herein, means any one of the following events:

                          (1) default in the payment of principal of or interest, if any, on this Debenture or any other Debenture at its maturity, upon redemption or otherwise; or

                          (2) the acceleration of any material Senior Debt by the holders thereof; or

                          (3) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                          (4)     the commencement by the Company of a
                 voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking





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                 possession by a receiver, liquidator, assignee, trustee,
                 custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

                 (b) If an Event of Default occurs, then and in every such case the Holders of a majority in interest of the Debentures may declare the principal of such Debenture to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable, subject to the provisions of Article 2.

                 (c) The Company expressly waives all notices, demands for payment, presentations for payment, notices of intention to accelerate maturity, protest and notice of protest, and any other notices of any kind as to this Debenture and as to each, every and all installments or part payments thereof, and consents that the Holders of a majority in interest of the Debentures may at any time and from time to time, upon request of or by agreement with the Company, extend the date of maturity hereof or change the time or method of payments hereof without notice to any of the other makers, sureties or endorsers, who shall remain bound for the payment hereof.

         Article 5. Collection Fees. Upon the occurrence of an Event of Default hereunder and if this Debenture is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Debenture is collected by suit or legal proceedings or through bankruptcy proceedings, the Company agrees to pay, in addition to all sums then due hereon, including principal and interest, all reasonable expenses of collection including reasonable attorneys' fees.

         Article 6. Amendments and Waivers. Subject to Article 11, this Debenture may be amended by written agreement of the Company and the Holders of a majority in interest of the Debentures. Subject to Article 11, no waiver of the provisions hereof shall be effective unless agreed to in writing by the party against whom such waiver is asserted. Neither this Debenture nor any term or provision hereof may be amended, modified or waived without the prior written consent of the Agent (as defined under the Credit Agreement).

         Article 7. Maximum Rate of Interest. Notwithstanding any provisions to the contrary in this Debenture, or in any documents relating hereto, in no event shall this Debenture or such documents require the payment or permit the charging or collection of interest in excess of the maximum amount permitted by the laws of the State of Delaware. If any such excess of interest is contracted for, charged or received under this Debenture or under the terms of any documents relating hereto, or in the event the maturity of the indebtedness evidenced by this Debenture is accelerated in whole





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or in part, or in the event that all or part of the principal of or interest on this Debenture shall be prepaid, so that under any such circumstances the amount of interest contracted for, charged or received under this Debenture or under any documents relating hereto, on the amount of principal actually outstanding from time to time under this Debenture would exceed the maximum amount of interest permitted by the laws of the State of Delaware, then in any such event (a) the provisions of this Article 7 shall govern and control, (b) neither the Company nor any other person or entity now or hereafter liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by the laws of the State of Delaware, (c) any such excess which may have been collected shall be applied, at the Holder's option, either as a credit against the then unpaid principal amount hereof or refunded to the Company by the Holder and (d) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the laws of the State of Delaware as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Debenture or any such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by the laws of the State of Delaware, by amortizing, prorating, allocating and spreading, during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Company or otherwise by the Holder or Holders hereof in connection with any such indebtedness.

         Article 8. Severability Clause. In case any provision in this Debenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Article 9. Notice. All notices to the Company required or permitted by this Debenture shall be sufficient when given in writing and executed by the Holder of this Debenture and where notice is required or permitted from more than one Holder of the Debentures, such notice may be executed in multiple counterparts. All such notices to the Company shall be delivered by registered or certified mail, return receipt requested, or personally delivered, to the Company at the address set forth in the Securities Purchase Agreement, or such other address as the Company may designate by written notice to the Holder of this Debenture.

         Article 10. Governing Law. This Debenture shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware, exclusive of any such law under which the law of any other jurisdiction would apply.

         Article 11. Third Party Beneficiaries. The Agent and Lenders (as defined in the Credit Agreement) shall be third party beneficiaries under the provisions of this





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Debenture.  Neither this Debenture nor any term or provision hereof may be amended, modified or waived without the prior written consent of the Agent.

         Article 12. Acknowledgement. By acceptance of this Debenture, the holder of this Debenture shall be deemed to agree and acknowledge that an Event of Default under this Debenture shall be deemed to constitute a Default and an Event of Default under the terms and provisions of the Credit Agreement.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed on the 28th day of December, 1995.

                                           Dynamex Inc.


                                           By:
                                                   ----------------------------
                                                   Richard K. McClelland,
                                                   President





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